Exhibit 10.22

Purchase and Sale Agreement executed by and between Golden Flake Snack Foods, Inc., as Seller, And Airmasters, Inc., as Purchasers, with an effective date of April 22, 2010, for the sale of a Cessna 551 aircraft, s/n 551-0556.

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                               OFFER TO PURCHASE



Date:      April 9, 2010

BUYER:     Airmasters, Inc.
           632 Smith Road
           Albertville, AL  35950


Dear Mr. McCutcheon,

Airmasters, Inc. offers to purchase your aircraft
Model: Cessna Citation II, Registration Number N200GF, Serial Number 551-556 for $1,150,000********** (USD) under the following conditions:

     - Pending an Aircraft Evaluation inspection to be performed by Aviation Support in Oneonta, AL
     -    Aircraft is to be as represented and have no major damage
     -    All AD's and mandatory SB's will be in compliance.
     -    Aircraft to be delivered with clear title and clear of all liens.
     -    Complete aircraft, engine & logbooks.
     - All Aircraft Systems & Avionics working properly at delivery including the GPS database updates being current and in compliance.
     - The seller agrees to pay for and correct any airworthy discrepancies discovered during the Aircraft Evaluation.
     - Upon completion for the Aircraft Evaluation, the buyer shall review all discrepancies found and request that some or all of them be corrected prior to completing the purchase. If both parties cannot agree as to which items are to be corrected and where such corrective action is to be preformed, the buyer reserves the right to cancel this offer. Additionally, if the offer is cancelled due to such a disagreement, the seller will refund the costs of the Aircraft Evaluation to the buyer - up to $10,800.00.
     - Upon completion of the Aircraft Evaluation and any related deficiency corrections, the seller will provide the buyer a test flight, up to one hour in length, to verify that all systems, components and avionics are operating normally and that the engines make rated power.
     - Upon Seller's acceptance of this purchase offer, Purchaser shall wire a Fully Refundable deposit of $25,000.00********** (USD) to be held in escrow by Insured Aircraft Title Services, Inc., P.O. Box 19527 Oklahoma City, OK 73144 Telephone (405) 681-6663, FAX (405) 681-9299
     - Upon the completion of the Aircraft Evaluation, if the aircraft is accepted, the deposit becomes non-refundable and will be deducted from the Purchase Price.
     - If the aircraft is rejected during or after the Aircraft Evaluation inspection the deposit will be returned to the buyer.
     -    Seller will pay all escrow fees at closing.

This offer is good through April 12, 2010 @ 5:00p.m. CST.
                           ------------------------------

Purchaser:                    Seller:

--------------------          -----------------------------
Airmasters, Inc.              Golden Flake Snack Foods, Inc
Gus King                      Mark McCutcheon

Date:                         Date:
     ---------------               ------------------------


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